United Investors Life Insurance Company
2001 Third Avenue South
P. O. Box 10207
Birmingham, Alabama  35202-0207


May   , 1997


To our Variable Annuity Contractholders and Variable Life Policyowners:

     As an owner of a variable annuity contract or a variable life insurance policy (each of which is referred to here as a "Policy") issued by United Investors Life Insurance Company ("United Investors"), you have the right to instruct United Investors how to vote certain shares of the Portfolios of TMK/United Funds, Inc., ("Portfolios") at the special meeting of shareholders to be held on July 24, 1997, at 6300 Lamar Avenue, Overland Park, Kansas ("Meeting").

     United Investors, as the legal owner of the Portfolios' shares, is entitled to vote those shares at the Meeting. As an owner of record on April 30, 1997, of a Policy having all or part of its value invested in shares of a Portfolio, you have the right to instruct us as to how we should vote the Portfolio's shares attributable to your Policy.

     To assist you in giving us your instructions, we have enclosed the following: (1) a Notice of Special Meeting of Shareholders; (2) a Proxy Statement to Shareholders; and (3) an Instruction Card. Please read the Notice of Special Meeting and Proxy Statement carefully before filling out the Instruction Card with your voting instructions.

     If you do not return the enclosed Instruction Card, United Investors will vote the shares of the Portfolios attributable to your Policy in the same proportion as the shares for which we have received instructions. If we receive your executed Instruction Card and no instruction is indicated on it, we will vote such shares "For" the Proposals.

     You are cordially invited to attend the Meeting. You may, at that time, alter instructions which you have previously given to us.

     YOUR INSTRUCTIONS ARE IMPORTANT. You are urged to complete the enclosed Instruction Card with your voting instructions and return it promptly in the enclosed postage-paid envelope. (Please note: if you own more than one variable Policy, you will receive a separate Instruction Card for each Policy. Please execute and return each Instruction Card you receive.)

                              Sincerely,

                              James L. Sedgwick
                              President

                                                                Preliminary Copy

                                   IMPORTANT

               PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD(S)
                            IN THE ENCLOSED ENVELOPE

                             TMK/UNITED FUNDS, INC.

                6300 Lamar Avenue . Overland Park, Kansas 66202

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                 July 24, 1997

To Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of TMK/United Funds, Inc. (the "Fund"), will be held at 6300 Lamar Avenue,

Overland Park, Kansas, on July 24, 1997, at 11:00 a.m., or at any adjournment thereof ("Meeting"), for the following purposes:

     1.   To elect the Board of Directors of the Fund;
     2. To ratify the selection of Deloitte & Touche LLP as independent accountants of the Fund for its current fiscal year;
     3. To approve changes to certain of the Portfolios' fundamental investment policies and restrictions; and
     4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     The Board of Directors of the Fund has fixed the close of business on April 30, 1997 as the record date ("Record Date") for the determination of Shareholders entitled to notice of and to vote at the Meeting. The number of shares held by you according to the Fund's records on the record date determines the number of shares you may vote at the Meeting.

     If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and properly return the enclosed proxy card(s) in the enclosed postage paid envelope. If you do not sign and return your proxy card(s), the Portfolios may incur the additional expense of subsequent mailings in order to have a sufficient number of cards signed and returned.

     Retain this Notice and Proxy Statement. This is a joint Notice and Proxy Statement for each of the Portfolios of the above-named Fund. The shares you own in a particular Portfolio may only be voted with respect to that Portfolio. If you own shares in more than one of the Portfolios listed, please vote with respect to each Portfolio on the instruction card provided with respect to that Fund. Please sign, date and return any and all instruction cards that are mailed to you.


May __, 1997                  By Order of the Board of Directors
                              SHARON K. PAPPAS, Secretary

                             TMK/UNITED FUNDS, INC.


                6300 Lamar Avenue . Overland Park, Kansas 66202

                                PROXY STATEMENT

                                  INTRODUCTION

     This document is a joint proxy statement with respect to TMK/United Funds, Inc. (the "Fund") furnished in connection with the solicitation of proxies by the Fund's Board of Directors to be used at the Fund's special meeting of shareholders ("Meeting") or any adjournment(s) thereof. The Meeting will be held on July 24, 1997, 11:00 a.m. local time, at 6300 Lamar Avenue, Overland Park, Kansas, for the purposes set forth in the attached Notice of the Meeting. This Proxy Statement is being first mailed to shareholders on or about May __, 1997.

     The Fund has eleven series of shares outstanding, each of which represents a separate investment portfolio, as follows: Money Market Portfolio, Bond Portfolio, High Income Portfolio, Growth Portfolio, Income Portfolio, Limited-Term Bond Portfolio, Small Cap Portfolio, International Portfolio, Balanced Portfolio, Asset Strategy Portfolio and Science and Technology Portfolio. (These Portfolios are referred to in this Proxy Statement collectively as the "Portfolios" and individually as a "Portfolio.")

     One-third of the shares outstanding on the record date, April 30, 1997 ("Record Date"), represented in person or by proxy, of the Fund must be present for the transaction of business at the Fund's Meeting. In the event that a quorum is not present or if a quorum is present at the Meeting but sufficient votes to approve any one of the Proposals are not received, the persons named as proxies (or their substitutes) may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR such Proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such adjournment. A shareholder vote may be taken on one or more of the Proposals described in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     The purpose of this Proxy Statement is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed Instruction Card. This Proxy Statement also contains certain information regarding the Portfolios, the funds in the United Group of Mutual Funds ("United Group"), which consists of fourteen corporations and four series of one of those corporations, and the funds in Waddell & Reed Funds, Inc., which consists of six series. The Fund and each of the funds in the United Group and Waddell & Reed Funds, Inc. are open-end, management investment companies managed by Waddell & Reed Investment Management Company ("WRIMCO"), as described below.

     The enclosed Instruction Card authorizes the persons named or their substitutes ("proxy holders") to represent and direct your voting interest. You may direct the proxy holders to vote your interest in a Portfolio on a proposal applicable to that Portfolio by checking the appropriate box "For" or "Against" or you may instruct them not to vote your interest by checking the"Abstain" box. If you merely sign, date and return your Instruction Card with no specific instructions as to a proposal on which you are entitled to vote, the proxy holders will vote your interest "For" the proposal.

     You may revoke your instructions at any time prior to their exercise by providing written notice of revocation or signing a new and different Instruction Card, each delivered to the Fund prior to the Meeting, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of your instructions.

     Information as to the number of outstanding shares of each Portfolio, as of the Record Date, is set forth in Exhibit A. A listing of the owners of more than 5% of the shares of any Portfolio as of April 30, 1997 is set forth in Exhibit B. To the knowledge of the Fund's management, the executive officers and Directors of the Fund, as a group, owned less than 1% of the outstanding shares of each Portfolio as of April 30, 1997.

     Each share of a Portfolio is entitled to one vote. Any fractional share of a Portfolio is entitled to a proportionate share of one vote. The shareholders of each Portfolio vote separately with respect to each sub-proposal in Proposal 3 that affects that Portfolio. All shareholders of the Fund vote together with respect to Proposals 1 and 2.

                                 ANNUAL REPORT

     Copies of each Portfolio's most recent annual and semiannual reports have been sent to shareholders of that Portfolio on or before the mailing of this Proxy Statement. Shareholders of any Portfolio may obtain, free of charge, copies of that Portfolio's annual and semiannual reports by writing to Waddell & Reed, Inc. at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, KS 66201-9217 or calling (800) 366-5465.

                POLICYOWNERS' RIGHT TO INSTRUCT UNITED INVESTORS

     The shares of the Portfolios are currently sold only to variable life insurance separate accounts and variable annuity separate accounts (hereinafter collectively referred to as the "Variable Accounts") as a funding vehicle for a variable life insurance policy and a variable annuity policy (collectively, the "Policies") offered by the Variable Accounts of certain life insurance companies. As of the date of this Proxy Statement, the only participating life insurance company is United Investors. Each of the Variable Accounts has eleven Investment Divisions, the assets of which are invested in the corresponding Portfolio of the Fund. United Investors is the legal owner of all shares of the Fund held by the Variable Accounts. In accordance with its view of currently applicable law, United Investors is soliciting voting instructions from the owners of the Policies ("Policyowners") with respect to all matters to be acted upon at the Meeting. Policyowners permitted to give instructions for a Portfolio and the number of shares for which instructions may be given will be determined as of the record date for the Meeting. The number of votes which a Policyowner has the right to instruct will be calculated separately for each Variable Account. That number will be determined by applying the Policyowner's percentage interest, if any, in the Investment Division holding shares of the Portfolio to the total number of votes attributable to that Investment Division. In connection with its solicitation of voting instructions, it is understood and expected that United Investors will furnish a copy of this Proxy Statement to Policyowners. All shares held by the Variable Accounts will be voted by United Investors in accordance with voting instructions received from Policyowners. United Investors will vote shares attributable to the Policies as to which no timely instructions are received, and any Portfolio shares held by United Investors as to which Policyowners have no beneficial interest, in proportion to the voting instructions, including abstentions, which are received with respect to all Policies participating in that Portfolio.

        THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THESE PROPOSALS AND
                   RECOMMENDS THAT YOU VOTE IN FAVOR OF THEM.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The persons set forth below have been nominated for election as Directors of the Fund, and each has consented to his or her nomination and agreed to serve if elected. Each nominee (except James M. Concannon and John A. Dillingham) is currently a Director of the Fund. Each current Director serves pursuant to election by shareholders. If any of the nominees should not be available for election, the persons named as proxies (or their substitutes) may vote for other persons in their discretion. Management has no reason to believe that any nominee will be unavailable for election.

     The names of the Fund's Directors, nominees and executive officers, their respective offices and principal occupations during the last five years are set forth below.

Directors and Nominees of the Fund

     As of the date of this Proxy Statement, six of the Fund's Directors were "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of Waddell & Reed Investment Management Company, the investment manager of each Portfolio ("WRIMCO"), and Waddell & Reed, Inc., the principal underwriter and distributor of the Policies issued by United Investors ("W&R"). The Directors who are "interested persons" are indicated as such by an asterisk. Messrs. Morgan, Richey, and Tucker are interested persons because they are present or former officers, directors and/or shareholders of WRIMCO and/or certain of its affiliates. Ms. Graves and Mr. Hayes are interested persons because of their ownership of shares of Torchmark Corporation, which indirectly controls WRIMCO and W&R, and because Ms. Graves is a member of Mr. Richey's immediate family. Mr. Ross is an interested person because he is a partner in a law firm which has acted as legal counsel for W&R. Each of the Fund's Directors is also a Director of each of the funds in the Fund Complex, and each of the Fund's officers listed below is also an officer of each of the funds in the Fund Complex. For purposes of this section, the term "Fund Complex" includes the Fund, with its eleven series, each of the seventeen funds in the United Group, which consists of fourteen corporate entities, and Waddell & Reed Funds, Inc., with six funds, each of which is managed by WRIMCO. Waddell & Reed Services Company, an affiliate of W&R and WRIMCO, is the accounting services agent for each Portfolio. A table indicating each Director's and nominee's ownership of Portfolio shares is attached hereto as Exhibit C.

     RONALD K. RICHEY* (age 70) -- Director of the Fund since May 1, 1993; Chairman of the Board of Directors of the Fund; Chairman of the Board of Directors of Waddell & Reed Financial Services, Inc., United Investors Management Company and United Investors Life Insurance Company; Chairman of the Board of Directors and Chief Executive Officer of Torchmark Corporation; Chairman of the Board of Directors of Vesta Insurance Group, Inc.; formerly, Chairman of the Board of Directors of W&R. Father of Linda Graves, Director of the Fund.

     KEITH A. TUCKER* (age 52) -- Director of the Fund since July 17, 1991. President of the Fund; President, Chief Executive Officer and Director of Waddell & Reed Financial Services, Inc.; Chairman of the Board of Directors of WRIMCO, W&R, Waddell & Reed Services Company, Waddell & Reed Asset Management Company and Torchmark Distributors, Inc., each an affiliate of W&R; Vice Chairman of the Board of Directors, Chief Executive Officer and President of United Investors Management Company; Vice Chairman of the Board of Directors of Torchmark Corporation; Director of Southwestern Life Corporation; formerly, partner in Trivest, a private investment concern; formerly, Director of Atlantis Group, Inc., a diversified company.

     HENRY L. BELLMON (age 75) -- Director of the Fund since February 1, 1991. Rancher; Professor, Oklahoma State University; formerly, Governor of Oklahoma.

     DODDS I. BUCHANAN (age 66) -- Director of the Fund since July 13, 1987. Advisory Director, The Hand Companies, an actuarial consulting company; President, Buchanan Ranch Corporation; formerly, Senior Vice President and Director of Marketing Services, The Meyer Group of Management Consultants; formerly, Professor and Chairman of Marketing, College of Business, University of Colorado.

     JAMES M. CONCANNON (age 49) -- Dean and Professor of Law, Washburn University School of Law.

     JOHN A. DILLINGHAM (age 58) -- Director and consultant, McDougal Construction Company; formerly Senior Vice President-Sales and Marketing, Garney Companies, Inc., a specialty utility contractor.

     LINDA GRAVES* (age 43) -- Director of the Fund since July 12, 1995. First Lady of Kansas; formerly, partner, Levy and Craig, P.C., a law firm. Daughter of Ronald K. Richey, Chairman of the Board of the Fund.

     JOHN F. HAYES* (age 77) -- Director of the Fund since June 28, 1988. Director, Central Bank and Trust; Director, Central Kansas Bankshares; Director, Central Properties, Inc.; Chairman, Gilliland & Hayes, P.A., a law firm; formerly, President, Gilliland & Hayes, P.A.

     GLENDON E. JOHNSON (age 73) -- Director of the Fund since July 13, 1987. Director and Chief Executive Officer of John Alden Financial Corporation and subsidiaries.

     WILLIAM T. MORGAN* (age 69) -- Director of the Fund since July 13, 1987. Retired; formerly, Chairman of the Board of Directors and President of the Fund (Mr. Morgan retired as Chairman of the Board of Directors and President of the Fund on April 30, 1993); formerly, President, Director and Chief Executive Officer of WRIMCO and W&R; formerly, Chairman of the Board of Directors of Waddell & Reed Services Company; formerly, Director of Waddell & Reed Asset Management Company, United Investors Management Company and United Investors Life Insurance Company, affiliates of W&R.

     WILLIAM L. ROGERS (age 50) -- Director of the Fund since November 22, 1996. Principal, Colony Capital, Inc., a real estate-related investment company; formerly, partner in Trivest, a private investment concern.

     FRANK J. ROSS, JR.* (age 44) -- Director of the Fund since November 22, 1996. Partner, Polsinelli, White, Vardeman & Shalton, a law firm.

     ELEANOR B. SCHWARTZ (age 60) -- Director of the Fund since July 12, 1995. Chancellor, University of Missouri-Kansas City; formerly, Interim Chancellor, University of Missouri-Kansas City.

     FREDERICK VOGEL III (age 61) -- Director of the Fund since July 13, 1987. Retired.

     PAUL S. WISE (age 76) -- Director of the Fund since July 13, 1987. Director of Potash Corporation of Saskatchewan, a fertilizer company.

     Based on the recommendation of the Fund's Nominating Committee, at the meeting of the Board of Directors on April 23, 1997, the Directors of the Fund, including the Directors who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Directors"), unanimously approved the nomination of the foregoing persons to serve or continue to serve as Directors, as applicable, and directed that the election of these nominees be submitted to Fund shareholders.

     The Board of Directors of the Fund met six times during the Fund's fiscal year ended December 31, 1996. Except for Messrs. Rogers and Ross, who were elected to the Fund's Board of Directors effective November 22, 1996, each nominee for re-election as Director attended at least 75% of the meetings of the Board and each of its committees on which he or she serves during the Fund's most recent fiscal year.

     The Fund has an Audit Committee that reviews and evaluates the audit function, including recommending to the Directors the independent public accountants to be selected for the Fund. The Audit Committee currently consists of Messrs. Buchanan (Chairman) and Vogel and Ms. Schwartz, each of whom is an Independent Director, and Messrs. Morgan and Hayes. Each was elected to the Audit Committee on August 30, 1995. The Fund's Audit Committee met four times during the Fund's most recent fiscal year.

     The Fund also has a Nominating Committee that is responsible for the selection and nomination of the Independent Directors. The Nominating Committee currently consists of Messrs. Johnson and Wise, each of whom is an Independent Director. The Fund's Nominating Committee met once during the Fund's most recent fiscal year. The Nominating Committee generally does not consider unsolicited Director nominations recommended by Fund policyholders.

     Officers and Directors who are affiliated persons of the Fund, as defined in the 1940 Act, receive no salary, fees, or compensation from the Fund. Each of the Directors, other than Messrs. Richey and Tucker, receives $44,000 per year, plus $1,000 for each meeting of the Board of Directors attended, plus reimbursement of expenses of attending such meeting, and $500 for each committee meeting attended which is not in conjunction with a Board of Directors meeting. The fees and reimbursed expenses paid to the Directors are divided among the Fund, the United Group and Waddell & Reed Funds, Inc.

     During the Fund's fiscal year ended December 31, 1996, the Fund's Directors received the following fees for service as a director:

                               COMPENSATION TABLE

                                                    Total
                         Aggregate               Compensation
                        Compensation              From Fund
                            From                   and Fund
Director                    Fund                   Complex*
--------                ------------             ------------
Ronald K. Richey         $     0                     $     0
Keith A Tucker                 0                           0
Henry L. Bellmon           3,673                      49,000
Dodds I. Buchanan          3,673                      49,000
Linda Graves               3,673                      49,000
John F. Hayes              3,673                      49,000
Glendon E. Johnson         3,595                      48,000
William T. Morgan          3,673                      49,000
William L. Rogers            864                      11,000
Frank J. Ross, Jr.           864                      11,000
Eleanor B. Schwartz        3,600                      48,000
Frederick Vogel III        3,673                      49,000
Paul S. Wise               3,673                      49,000

*No pension or retirement benefits have been accrued as a part of Fund expenses.

     The officers are paid by WRIMCO or its affiliates.

     The Board of Directors of the Fund has created an honorary position of Director Emeritus. The Director Emeritus policy provides that an incumbent Director who has attained the age of 75 and was initially elected as a Director prior to May 31, 1993, may, or if initially elected as a Director on or after May 31, 1993, must, resign his or her position as a Director and, unless he or she elects otherwise, will serve as a Director Emeritus provided that the Director has served as a Director of one or more of the Funds for at least five years, which need not have been consecutive. A Director Emeritus receives an annual fee in an amount equal to the annual retainer he or she was receiving at the time he or she resigned as a Director; provided that a Director initially elected to a Board of Directors on or after May 31, 1993, receives such annual fee for a period of three years commencing upon the date the Director began his or her service as a Director Emeritus or in an equivalent lump sum. A Director Emeritus receives fees in recognition of his or her past services, whether or not services are rendered in his or her capacity as Director Emeritus, but has no authority or responsibility with respect to management of the Fund. Messrs. Jay B. Dillingham and Doyle Patterson currently serve as Directors Emeritus.

     If elected, the Directors will hold office without limit in time except
(a) any Director may resign, (b) any Director may be removed by Policyholders upon an affirmative vote of a majority of all the shares entitled to be cast for the election of Directors, and (c) in connection with the Director Emeritus policy described above.

Executive Officers of the Fund

     The executive officers of the Fund, other than those who serve as Directors, are set forth below. Each executive officer, as such, is an "interested person" of the Fund. Each executive officer set forth below holds the same position with the United Group and Waddell & Reed Funds, Inc.

     Robert L. Hechler (age 60) -- Vice President and Principal Financial Officer of the Fund since 1987; Vice President, Chief Operations Officer, Director and Treasurer of Waddell & Reed Financial Services, Inc.; Executive

Vice President, Principal Financial Officer, Director and Treasurer of WRIMCO; President, Chief Executive Officer, Principal Financial Officer, Director and Treasurer of W&R; Director and Treasurer of Waddell & Reed Asset Management Company; President, Director and Treasurer of Waddell & Reed Services Company; Vice President, Treasurer and Director of Torchmark Distributors, Inc.

     Henry J. Herrmann (age 54) -- Vice President of the Fund since 1987; Vice President, Chief Investment Officer and Director of Waddell & Reed Financial Services, Inc.; Director of W&R; President, Chief Executive Officer, Chief Investment Officer and Director of WRIMCO and Waddell & Reed Asset Management Company; Senior Vice President and Chief Investment Officer of United Investors Management Company.

     Theodore W. Howard (age 54) -- Vice President, Treasurer and Principal Accounting Officer of the Fund since 1987; Vice President of Waddell & Reed Services Company.

     Sharon K. Pappas (age 38) -- Secretary of the Fund since 1989, Vice President of the Fund since 1992, and General Counsel of the Fund since 1994; Vice President, Secretary and General Counsel of Waddell & Reed Financial Services, Inc.; Senior Vice President, Secretary and General Counsel of WRIMCO and W&R; Director, Senior Vice President, Secretary and General Counsel of Waddell & Reed Services Company; Director, Secretary and General Counsel of Waddell & Reed Asset Management Company; Vice President, Secretary and General Counsel of Torchmark Distributors, Inc.; formerly, Assistant General Counsel of the Fund, WRIMCO, Waddell & Reed Financial Services, Inc., W&R, Waddell & Reed Asset Management Company and Waddell & Reed Services Company.

     Required Vote: The election of Directors of the Fund requires the favorable vote of the holders of a plurality of the shares cast in person or by proxy, provided a quorum is present.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

   PROPOSAL 2: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE
                         FUND'S INDEPENDENT ACCOUNTANTS

     Discussion. Deloitte & Touche LLP has been selected by the Board of Directors, with the approval of the Audit Committee, as the Fund's independent public accountants for the Fund's current fiscal year. The shareholders of the Fund are entitled to vote for or against the ratification of the selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP has advised the Fund that neither it nor any of its partners has any direct or indirect financial interest or connection (other than as independent accountants) in or with the Fund or any of its affiliates. Deloitte & Touche LLP has been given the opportunity to make a statement at the Meeting if it so desires. Deloitte & Touche LLP is not expected to have a representative present at the Meeting but will be available should any matter arise requiring its presence.

     On November 5, 1996, Price Waterhouse LLP, the then independent accountants of the Fund, resigned as the independent accountants of the Fund. Price Waterhouse LLP audited the Fund's financial statements during the Fund's two most recent fiscal years that ended on or before December 31, 1995, and forthe period from January 1, 1996 through November 5, 1996. During such period, the Fund did not have any disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such periods.

     Price Waterhouse LLP did not at any time during the Fund's two most recent fiscal years, and any subsequent interim period, advise the Fund (i) that internal controls necessary for the Fund to develop reliable financial statements did not exist, (ii) that it had received information that led it to no longer be able to rely on management's representations that made it unwilling to be associated with the financial statements prepared by management, (iii) of the need to expand significantly the scope of its audit or that it had received information that if further investigated may materially impact the fairness or reliability of a previously issued or subsequent audit report or the underlying financial statements or cause it to be unwilling to rely on management's representations or be associated with the financial statements prepared by management, or (iv) that it had received information that it concluded materially impacted the fairness or reliability of a previously issued or subsequent audit report or the underlying financial statements. Price Waterhouse LLP did not so expand any such audit or conduct further investigation, and no issues existed which were not resolved to the accountants' satisfaction prior to resignation.

     Required Vote: Approval of this Proposal 2 requires the affirmative vote of a majority of outstanding securities of the Fund, provided a quorum is present.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3:  APPROVAL OF CHANGES TO CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS
                         AND POLICIES OF EACH PORTFOLIO

     Relevant Portfolios. Changes are proposed for all of the Portfolios, but some of the proposed changes apply only to certain Portfolios. See the individual sub-proposals below for listings of the Portfolios to which each specific change applies.

     Reasons for the Proposed Changes. Pursuant to the 1940 Act, each of the Portfolios has adopted certain fundamental investment restrictions and policies, which are set forth in the Fund's prospectus or statement of additional information, and which may be changed only with shareholder approval. Restrictions and policies that a Portfolio has not specifically designated as being fundamental are considered to be "non-fundamental" or "operating" and may be changed by the Fund's Board of Directors without shareholder approval.

     Certain of the fundamental restrictions that the Portfolios have adopted in the past reflect business or industry conditions or practices or federal requirements that are no longer in effect. Other fundamental restrictions reflect regulatory requirements that remain in effect, but which are not required to be stated as fundamental, or in some cases even as non-fundamental, restrictions. Also, as new Portfolios have been created over a period of years, substantially similar fundamental restrictions often have been phrased in slightly different ways, sometimes resulting in minor but unintended differences in effect or potentially giving rise to unintended differences in interpretation.

     Accordingly, the Board of Directors of the Fund has approved revisions to certain of the Portfolios' fundamental restrictions in order to simplify, modernize and standardize certain investment restrictions that are required to be fundamental, and to eliminate certain fundamental restrictions that are not legally required. In several instances, if an existing fundamental restriction is eliminated because it is not required to be fundamental, the Portfolio intends to implement a similar restriction as a non-fundamental, operating policy.

     The Board of Directors believes that eliminating disparities among certain of the Portfolios' fundamental restrictions will enhance WRIMCO's ability to manage efficiently and effectively the Portfolios' assets in changing regulatory and investment environments and will facilitate monitoring of compliance with fundamental and non-fundamental investment limitations. In addition, by reducing those policies that can be changed only by shareholder vote, each Portfolio will be able to avoid the costs and delays associated with a shareholder meeting when making changes to its investment policies that, at a future time, the Board of Directors may consider desirable. Although the proposed changes in fundamental restrictions will allow the Portfolios greater investment flexibility to respond to future investment opportunities, the Board of Directors does not anticipate that the changes, individually or in the aggregate, will result at this time in a material change in the level of investment risk associated with an investment in any Portfolio.

     With respect to investments in options, futures contracts and other derivative instruments, the Board of Directors determined that the current policies for certain Portfolios unnecessarily restrict these Portfolios from taking advantage of potential investment and risk management opportunities and techniques. The Board of Directors accordingly considered and approved modifications to certain of the Portfolio's fundamental restrictions, as well as elimination of certain other fundamental restrictions, that would provide the Portfolios greater flexibility to attempt to enhance income or yield and to attempt to hedge their investments through the use of options on securities (including index options), options on foreign currencies, futures contracts for the purchase or sale of instruments based on financial indices (including interest rates or an index of U.S. Government or foreign government securities or equity or debt securities) and futures contracts on foreign currencies or debt securities (hereinafter "futures contracts"), and options on futures contracts, forward contracts, swaps and swap-related products, and indexed securities. Exhibit D attached hereto sets forth a summary of the features of options, futures contracts, forward contracts, swaps and certain swap-related products, and indexed securities, and the potential uses and risks of these investments.

     For certain Portfolios, the Board of Directors has determined that the Portfolio would benefit from having greater flexibility with respect to purchasing and selling options, futures contracts and other derivative instruments. The Board of Directors of has concluded that amendment and/or elimination of the Portfolio's current fundamental investment restrictions regarding commodities, options, and other derivative instruments as set forth in sub-proposal 3.2 is in the best interests of each Portfolio and its shareholders.

     The text and a summary description of each proposed change to the affected Portfolios' fundamental restrictions are set forth below. For purposes of the discussion of each proposed change, the terms "Portfolio" or "Portfolios" refer only to those Portfolios named as to which the change applies.

     Shareholders should refer to Exhibit E to this Proxy Statement for the text of the existing fundamental restrictions that are proposed to be amended or eliminated. Shareholders should note, however, that, for some Portfolios, certain of the fundamental restrictions that are treated separately below currently are combined within a single fundamental restriction.

     The text below also describes those operating policies that the Portfolios intend to implement in conjunction with the elimination of fundamental restrictions under this Proposal 3. To the extent that a current fundamental investment restriction is replaced by a non-fundamental, operating policy, such operating policy could in the future be changed by the Fund's Board of Directors without approval of the affected shareholders, subject to such disclosure to existing and prospective investors as may be required by law.

     If approved by the shareholders of the affected Portfolio, the amendment or elimination of fundamental investment restrictions shall become operative concurrently with the effectiveness of an amendment to the Fund's registration statement describing the same. If a Proposal is not approved as to a particular Portfolio, the Portfolio's corresponding current investment restriction will remain unchanged.

3.1  Modification of Fundamental Restriction Regarding Diversification of
     Assets

     Portfolios to which this change applies: All Portfolios, except Asset Strategy Portfolio.

     Discussion: The diversification requirement contained in the current investment restriction of each Portfolio (except Asset Strategy Portfolio) is more restrictive than required under the 1940 Act because the current restriction applies to 100%, rather than 75%, of the Portfolio's total assets. Accordingly, this Proposal will increase the amount of each Portfolio's assets that may be invested in the securities of any one issuer. With respect to 75% of the value of its total assets, a Portfolio would continue to be prohibited from (a) investing in the securities of any one issuer in an amount exceeding 5% of the value of the Portfolio's total assets, and (b) owning more than 10% of the outstanding voting securities of any one issuer. However, the Portfolio would not be so restricted with respect to 25% of the value of its total assets. Thus, for example, a Portfolio would be permitted to invest 25% of its total assets in the securities of one issuer or to invest 10% of its total assets in the securities of one issuer and 15% in the securities of another issuer. However, Money Market Portfolio would continue to be subject to, and operate in compliance with, the diversification requirements of Rule 2a-7 under the 1940 Act as it is, or in the future may be, in effect.

     The greater a Portfolio's holdings of a particular issuer, the greater the impact that changes in the value of such securities may have on the Portfolio's total investment portfolio. WRIMCO believes that the proposed amended fundamental restriction will provide each Portfolio with additional flexibility in connection with the purchase of portfolio securities, while maintaining full compliance with the diversification requirements of the 1940 Act.

     Proposed Text of Fundamental Investment Restriction: If the shareholders of a Portfolio approve this sub-proposal 3.1, that Portfolio's current fundamental restriction regarding diversification of its investments would be amended to provide that the Portfolio may not:

     With respect to 75% of its total assets, purchase securities of any one issuer (other than cash items and "Government securities" as defined in the 1940 Act), if immediately after and as a result of such purchase, (a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 5% of the value of the Portfolio's total assets, or (b) the Portfolio owns more than 10% of the outstanding voting securities of such issuer.

3.2 Modification of Fundamental Restriction Regarding Options, Commodities, Forward Contracts and/or Futures Contracts

     Portfolios to which this change applies: All Portfolios, except Money Market Portfolio.

     Discussion: Approval of this sub-proposal 3.2 by the shareholders of a Portfolio would modify that Portfolio's fundamental investment restriction regarding investments in commodities and commodity contracts.

     If this sub-proposal 3.2 is adopted by the shareholders of a Portfolio, that Portfolio intends to implement a non-fundamental, operating policy, which could be changed by the Board of Directors without the approval of shareholders of the Portfolio, regarding investment in derivative instruments for that Portfolio, as described below.

     The primary purpose of this sub-proposal 3.2 is to authorize each Portfolio to engage in certain transactions in options, futures contracts, and other derivative instruments, which will provide the Portfolio greater flexibility in the management of its investments. WRIMCO believes that it is desirable for the Portfolios to be able to engage in options, futures contracts and other derivative instruments in order to enhance income or yield to hedge portfolio positions, as may be permitted under applicable law and regulations and in a manner that is consistent with that Portfolio's goal and investment policies.

     Proposed Fundamental Investment Restriction and New Non-Fundamental, Operating Policy: The fundamental investment restriction for each Portfolio (other than Asset Strategy Portfolio) governing options, commodities, futures contracts and other derivative instruments are proposed to be revised to provide as follows:

     A Portfolio may not purchase or sell physical commodities; however, this policy shall not prevent a Portfolio from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

     The fundamental investment restriction for Asset Strategy Portfolio governing commodities is proposed to be revised to provide as follows:

     The Portfolio may not purchase or sell physical commodities, except that the Portfolio may purchase and sell bullion for temporary, defensive purposes; however, this policy shall not prevent the Portfolio from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

     If the shareholders of a Portfolio approve the modification of its fundamental restriction as proposed, that Portfolio intends to implement a non-fundamental, operating policy that provides that:

     Generally, the Portfolio may purchase and sell any type of derivative instrument (including, without limitation, futures contracts, options,

     forward contracts, swaps, caps, collars, floors and indexed securities). However, the Portfolio will only purchase or sell a particular derivative instrument if the Portfolio is authorized to invest in the type of asset by which the return on, or value of, the derivative instrument is primarily measured or, with respect to foreign currency derivatives, if the Portfolio is authorized to invest in foreign securities.

3.3  Elimination of Fundamental Restrictions Regarding Mortgaging or Pledging

     Securities

     Portfolios to which this change applies: All Portfolios, except Money Market Portfolio and Asset Strategy Portfolio.

     Discussion: The primary purpose of this sub-proposal 3.3 is to permit the Portfolios to mortgage or pledge their respective securities or other assets under certain circumstances. If sub-proposal 3.3 is approved by the shareholders of a Portfolio, that Portfolio intends to implement a non-fundamental, operating policy that would prohibit the pledging of assets in connection with borrowings and would make clear that assets deposited or segregated in connection with transactions in options, futures contracts, forward contracts, swaps and other derivative instruments are not subject to the restriction.

     New Non-Fundamental, Operating Policy: If this sub-proposal 3.3 is approved by the shareholders of a Portfolio, that Portfolio will eliminate its current fundamental investment restriction regarding mortgaging or pledging securities or other assets and will implement the following non-fundamental, operating policy, which could be changed by the Board of Directors of the Fund without the approval of the shareholders of that Portfolio. The non-fundamental, operating policy would provide that the Portfolio may not:

     Pledge its assets in connection with any permitted borrowings. However, this policy does not prevent the Portfolio from pledging its assets in connection with its purchase and sale of futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

3.4 Modification of Fundamental Restriction Regarding Margin Purchases of Securities

     Portfolios to which this change applies: All Portfolios, except Money Market Portfolio.

     Discussion: Margin purchases involve the purchase of securities with money borrowed from a broker. "Margin" is the cash or eligible securities that the borrower places with the broker as collateral to secure the loan. Pursuant to its current fundamental restriction, each Portfolio is prohibited from purchasing securities on margin. With some exceptions, mutual funds are prohibited from entering into most types of margin purchases by applicable rules and policies adopted by the Securities and Exchange Commission ("SEC"). If this sub-proposal 3.4 is approved by the shareholders of a Portfolio, the Portfolio intends to implement a revised fundamental investment restriction (set forth below) that permits the Portfolio to purchase securities on margin under certain circumstances and makes clear that short-term credits necessary for the clearance of transactions and margin payments and other deposits makein connection with options, futures contracts, forward contracts, swaps and other derivative instruments are not considered purchasing securities on margin.

     Proposed Fundamental Investment Restriction: Each Portfolio's fundamental investment restriction is proposed to be revised to prohibit margin purchases except under conditions permitted by applicable SEC rules and would clarify that the Portfolio may make margin payments in connection with options, futures contracts and other financial instruments. The proposed fundamental investment restriction would provide that each Portfolio may not:

     Purchase securities on margin, except that the Portfolio may obtain such short-term credits as are necessary for the clearance of transactions and that the Portfolio may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

3.5  Modification of Fundamental Restriction Regarding Short Sales of
     Securities

     Portfolios to which this change applies: All Portfolios, except Money Market Portfolio.

     Discussion: In a short sale, an investor sells a borrowed security and has a corresponding obligation to the lender to return the identical security. In an investment technique known as a short sale "against the box," an investor sells securities short while owning the same securities in the same amount, or having the right to obtain equivalent securities. The investor could have the right to obtain equivalent securities, for example, through its ownership of warrants, options or convertible bonds.

     The fundamental restriction, as it is proposed to be modified, would permit the Portfolio to engage in short sales of securities against the box.
In addition, the revised fundamental restriction would clarify that options, futures contracts, swaps, forward contracts and other financial instruments are not considered short sales.

     Proposed Fundamental Investment Restriction: Each Portfolio's fundamental investment restriction on short selling is proposed to be revised to provide that a Portfolio may not:

     Sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short); except that this policy does not prevent the Portfolio from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

3.6  Elimination of Fundamental Restriction Regarding Arbitrage Transactions

     Portfolios to which this change applies: All Portfolios, except Money Market Portfolio and Asset Strategy Portfolio.

     Discussion: If this sub-proposal 3.6 is approved by the shareholders of a Portfolio, that Portfolio will eliminate its current fundamental restriction that provides that the Portfolio may not engage in arbitrage transactions. The Portfolio intends to operate in accordance with the proposed fundamental restriction and new non-fundamental, operating policy as proposed in sub-proposal 3.2 above.

3.7 Elimination of Fundamental Restriction Regarding Investments in Issuers Whose Securities are Owned by Certain Persons

     Portfolios to which this change applies:  Asset Strategy Portfolio.

     Discussion: Asset Strategy Portfolio currently has a fundamental investment restriction that prohibits it from purchasing or holding the securities of an issuer if the officers and directors of the Portfolio and WRIMCO who beneficially own more than 1/2 of 1% of the securities of that issuer together own beneficially more than 5% of the securities of that issuer. This restriction was originally adopted to address state securities law requirements that no longer apply.

     WRIMCO believes that this fundamental investment restriction should be eliminated. Although this restriction has not precluded Portfolio investments in the past, elimination of the restriction will potentially increase WRIMCO's flexibility when selecting investments for the Portfolio in the future. The ability of the Portfolio to invest in companies in which its Directors and officers, or its affiliates and their directors and officers, hold interests would continue to be restricted by the 1940 Act, whether or not the current fundamental investment restriction is eliminated.

3.8  Modification of Fundamental Policy Regarding Loans

     Portfolios to which this change applies:  All Portfolios.

     Discussion: Each of the Portfolios currently has a fundamental investment restriction that, in general, prohibits the Portfolio from making loans. For the Portfolios other than Asset Strategy, the restriction expressly excludes "debt securities" from the prohibition. For Asset Strategy, this exception applies to the purchase of "a portion of an issue of debt securities."

     To eliminate any ambiguity or potential disparity in interpretation of the scope of these exceptions, each Portfolio's fundamental restriction regarding its ability to make loans is proposed to be modified to make clear that the Portfolio may buy "debt securities and other obligations consistent with its goal and its other investment policies and restrictions."

     Required Vote. Approval of each of the numbered changes contemplated by Proposal 3 with respect to a Portfolio requires the affirmative vote of a "majority of the outstanding voting securities" of that Portfolio, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Portfolio present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Portfolio are so present or represented or (2) more than 50% of the outstanding shares of the Portfolio.

     If one or more of the numbered changes contemplated by Proposal 3 is not approved by shareholders of that Portfolio, the related existing fundamental restriction(s) of the Portfolio will continue in effect for that Portfolio, but disapproval of all or part of Proposal 3 by the shareholders of one Portfolio will not affect any approvals of Proposal 3 that are obtained with respect to any other Portfolio.

         THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

                             ADDITIONAL INFORMATION

     The solicitation of proxies, the cost of which will be borne by the Portfolios, will be made primarily by mail, telephone or oral communications by representatives of the Fund, regular employees and sales representatives of W&R, W&R's affiliates, certain broker-dealers (who may be specifically compensated for such services), or by representatives of Management Information Services Corp., professional proxy solicitors, retained by the Portfolios who will be paid the following approximate fees for soliciting services set forth below. Each Portfolio will pay this firm for its share of the fees and out-of-pocket expenses for proxy solicitation. Each Portfolio will pay a portion of the costs of the Meeting, including the costs of solicitation, allocated on the basis of the number of shareholder accounts of each Portfolio.

                                                                 Soliciting Fees
                                                                    and Expenses
Portfolio                                              (Approximate)

Asset Strategy Portfolio
Balanced Portfolio
Bond Portfolio
Growth Portfolio
High Income Portfolio
Income Portfolio
International Portfolio
Limited-Term Bond Portfolio
Money Market Portfolio
Science and Technology Portfolio
Small Cap Portfolio

                         OTHER INFORMATION CONCERNING WRIMCO

     The address of WRIMCO is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200. WRIMCO is a wholly-owned direct subsidiary of W&R, the distributor of the Policies. W&R is an indirect subsidiary of Torchmark Corporation, a publicly-held company, and a direct subsidiary of United Investors Management Company, a holding company. The address of Waddell & Reed, Inc. is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200. The address of Torchmark Corporation and United Investors Management Company is 2001 Third Avenue South, Birmingham, Alabama 35233. Torchmark Corporation indirectly owns 100% of the outstanding common stock of United Investors Management Company.

                          RECEIPT OF SHAREHOLDER PROPOSALS

     As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund's shareholders should send such proposals to the Fund at P.O. Box 29217, 6300 Lamar Avenue, Overland Park, Kansas 66201-9217.

                                 OTHER BUSINESS

     The Fund does not know of any other business to be presented at the meeting other than the matters set forth in this Proxy Statement. If any other matter or matters are properly presented for action at the meeting, the proxy holders will vote the shares which the Instruction Cards entitle them to vote in accordance with their judgment on such matter or matters. By signing and returning your Instruction Card, you give the proxy holders discretionary authority as to any such matter or matters.

                              By Order of the Board of Directors


                              Sharon K. Pappas, Secretary

                      INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A--Number of Outstanding Shares of Each Portfolio..............A-1


Exhibit B--Beneficial Ownership of Greater than 5% of Portfolio Shares.B-1

Exhibit C--Portfolio Ownership of Nominees and Current Board Members...C-1

Exhibit D--Summary of Futures Contracts, Options, Forward..............D-1
           Contracts, Swaps, Caps, Collars, Floors and
           Indexed Securities


Exhibit E--Existing Fundamental Restrictions Proposed..................E-1
           to Be Modified or Eliminated

                                                                       EXHIBIT A

                              Total       Variable     Variable
                             Shares           Life      Annuity
                        Outstanding        Account      Account
                                      Shares PercentSharesPercent
High Income Portfolio

Money Market Portfolio

Bond Portfolio

Income Portfolio

Growth Portfolio

Balanced Portfolio

International Portfolio

Limited-Term Bond Portfolio

Small Cap Portfolio

Asset Strategy Portfolio

Science and Technology Portfolio

                                                                       EXHIBIT B

                                            Shares

Name and Address                      Beneficially Owned
of Beneficial Owner      Portfolio     Shares    Percent

                                                                       EXHIBIT C

              FUND OWNERSHIP OF NOMINEES AND CURRENT BOARD MEMBERS

                                             No. of Shares
                                             Held as of
Name of Nominee               Portfolio      April 30, 19971
Henry L. Bellmon
Dodds I. Buchanan
James M. Concannon
John A. Dillingham
Linda Graves
John F. Hayes
Glendon E. Johnson
William T. Morgan
Ronald K. Richey
William L. Rogers
Frank J. Ross, Jr.
Eleanor B. Schwartz
Keith A. Tucker
Frederick Vogel III
Paul S. Wise

                                                                       EXHIBIT D

SUMMARY OF FUTURES CONTRACTS, OPTIONS, FORWARD CONTRACTS, SWAPS, CAPS, COLLARS,

                         FLOORS, AND INDEXED SECURITIES

Futures Contracts

     When a Portfolio purchases a futures contract, it incurs an obligation to take delivery of a specified amount of the obligation underlying the contract at a specified time in the future for a specified price. When the Portfolio sells a futures contract, it incurs an obligation to deliver the specified amount of the underlying obligation at a specified time in return for an agreed upon price. U.S. futures contracts are traded on exchanges that have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange.

Options on Futures Contracts

     When a Portfolio writes an option on a futures contract, it becomes obligated, in return for the premium paid, to assume a position in the futures contract at a specified exercise price at any time during the term of the option. If a Portfolio has written a call, it assumes a short futures position. If a Portfolio has written a put, it assumes a long futures position. When a Portfolio purchases an option on a futures contract, it acquires the right, in return for the premium it pays, to assume a position in the futures contract (a long position if the option is a call and a short position if the option is a put).

Options on Securities, Currencies and Indices

     A put option gives the holder the right, upon payment of a premium, to deliver a specified amount of a security or currency to the writer of the option on or before a fixed date at a predetermined price. A call option gives the holder the right, upon payment of a premium, to call upon the writer to deliver a specified amount of a security or currency on or before a fixed date at a predetermined price. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts.

Forward Contracts

     A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days
(term) from the date of the forward contract agreed upon by the parties, at a price set at the time of the forward contract. These forward contracts are traded directly between currency traders (usually large commercial banks) and their customers.

Swaps, Caps, Collars and Floors

     Swap agreements, including caps, collars and floors, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Portfolio's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

     Swap agreements will tend to shift a Portfolio's investment exposure from one type of investment to another. For example, if a Portfolio agrees to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease a Portfolio's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

Indexed Securities

     Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Indexed securities may be more volatile than the underlying instruments.

Special Investments Considerations and Risks

     The use of options, futures contracts, options on futures contracts, forward currency contracts, swaps, caps, collars and floors, and the investment in indexed securities, involve special risks, including (i) possible imperfect or no correlation between price movements of the portfolio investments (held or intended to be purchased) involved in the transaction and price movements of the instruments involved in the transaction, (ii) possible lack of a liquid secondary market for any particular instrument at a particular time, (iii) the need for additional portfolio management skills and techniques, (iv) losses due to unanticipated market price movements, (v) the fact that, while such strategies can reduce the risk of loss, they can also reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in investments involved in the transaction, (vi) incorrect forecasts by WRIMCO concerning interest or currency exchange rates or direction of price fluctuations of the investment involved in the transaction, which may result in the strategy being ineffective, (vii) loss of premiums paid by the Portfolio on options it purchases, and (viii) the possible inability of the Portfolio to purchase or sell a portfolio security at a time when it would otherwise be favorable for it to do so, or the possible need for the Portfolio to sell a portfolio security at a disadvantageous time, due to the need for the Portfolio to maintain "cover" or to segregate securities in connection with such transactions and the possible inability of the Portfolio to close out or liquidate its position.

     For a hedging strategy to be completely effective, the price change of the hedging instrument must equal the price change of the investment being hedged. The risk of imperfect correlation of these price changes increases as the composition of the Portfolio's portfolio diverges from instruments underlying a hedging instrument. Such equal price changes are not always possible because the investment underlying the hedging instruments may not be the same investment that is being hedged. WRIMCO will attempt to create a closelycorrelated hedge but hedging activity may not be completely successful in eliminating market value fluctuation.

     WRIMCO may use derivative instruments for hedging purposes to adjust the risk characteristics of the Portfolio's portfolio of investments and may use these instruments to adjust the return characteristics of the Portfolio's portfolio of investments. The use of derivative instruments for speculative purposes can increase investment risk. If WRIMCO judges market conditions incorrectly or employs a strategy that does not correlate well with the Portfolio's investments, these techniques could result in a loss, regardless of whether the intent was to reduce risk or increase return. These techniques may increase the volatility of the Portfolio and may involve a small investment of cash relative to the magnitude of the risk assumed. In addition, these techniques could result in a loss if the counterparty to the transaction does not perform as promised or if there is not a liquid secondary market to close out a position that the Portfolio has entered into.

     The ordinary spreads between prices in the cash and futures markets, due to the differences in the natures of those markets, are subject to distortion. Due to the possibility of distortion, a correct forecast of general interest rate, foreign currency exchange rate or stock market trends by WRIMCO may still not result in a successful transaction. WRIMCO may be incorrect in its expectations as to the extent of various interest or foreign exchange rate movements or stock market movements or the time span within which the movements take place.

     Options and futures contracts may increase portfolio turnover rates, which results in correspondingly greater commission expenses and transactions costs and may result in certain tax consequences.

                                                                       EXHIBIT E

Existing Investment Restrictions Proposed to Be Modified or Eliminated

     A Portfolio (other than Asset Strategy Portfolio) may not:

   (i) Buy or sell commodities or commodity contracts except that each Portfolio may use options, futures contracts, forward currency contracts and interest rate swaps, caps and floors, and purchase and sell foreign currencies, in the manner described in the Prospectus and this SAI;

   (ii) Sell securities short, buy securities on margin or engage in arbitrage transactions;

   (iii) Pledge, mortgage or hypothecate assets as security for indebtedness except to secure permitted borrowings;

    (iv) Buy a security if, as a result, a Portfolio would own more than 10% of the issuer's voting securities, or if more than five percent of its total assets would be invested in securities of that issuer, or if more than 25% of its assets would then be invested in securities of companies in any one industry (U.S. Government securities are not included in these restrictions); provided, however, that Science and Technology Portfolio may invest more than 25% of its assets in securities of companies in the science and technology industries;

    (v) Make loans, except loans of portfolio securities and except to the extent that investment in debt securities may be deemed to be a loan.

     Asset Strategy Portfolio may not:

    (i) Sell securities short, provided that transactions in futures contracts, options and other financial instruments are not deemed to constitute short sales;

    (ii) Purchase securities on margin, except that the Portfolio may obtain such short-term credits as are necessary for the clearance of transactions, and provided that the Portfolio may make initial and variation margin payments in connection with transactions in futures contracts, options and other financial instruments;

    (iii) Purchase or sell physical commodities unless acquired as a result of ownership of securities (but this shall not prevent the Portfolio from purchasing and selling currencies, futures contracts, options, forward currency contracts or other financial instruments);

    (iv)  Purchase or retain the securities of an issuer if the officers and directors of the Portfolio and of [WRIMC O] owning beneficially more than .5 of 1% of the securities of an issuer together own beneficially more than 5% of the securities of that issuer;

    (v) Make loans, except (a) by lending portfolio securities provided that no securities loan will be made if, as a result thereof, more than 10% of the Portfolio's total assets (taken at current value) would be lent to another party; (b) through the purchase of a portion of an issue of debt securities in accordance with its investment objective, policies, and limitations; and (c) by engaging in repurchase agreements with respect to portfolio securities.

TMK/UNITED FUNDS, INC.

WHEN PROPERLY SIGNED, THE VOTING INTEREST WILL BE DIRECTED IN THE MANNER INDICATED BELOW. IF NO INDICATION IS GIVEN, VOTING WILL BE DIRECTED FOR THE PROPOSAL STATED BELOW.

Please vote by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink.

              NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IT SIGNED.


    Please fold and detach card at perforation.  Return bottom portion only.

                   Please vote by filling in the boxes below.

1.   To elect as Directors of the Fund
     H. Bellmon; D. Buchanan; J. Concannon; J. Dillingham; L. Graves; J. Hayes;
     G. Johnson; W. Morgan; R. Richey; W. Rogers; F. Ross; E. Schwartz; K.

     Tucker; F. Vogel; P. Wise

/ /  FOR ALL NOMINEES EXCEPT THOSE BELOW*
/ /  AGAINST or ABSTAIN AS TO ALL NOMINEES

*To withhold authority to vote for any individual nominee, please write name on the line below.


___________________________________________________________________

2.   To ratify the selection of            FOR    AGAINST    ABSTAIN
     Deloitte & Touche LLP as the           / /     / /        / /
     Fund's independent auditors for
     its current fiscal year

3.   To approve changes to certain         FOR  AGAINST ABSTAIN
     fundamental investment                ALL*    ALL    ALL
     policies and restrictions              / /   / /     / /

*To vote against a particular proposed change, refer to the proxy statement for the changes applicable to the Fund and write the number of the sub-proposals you do NOT want to change on the line below.


      3.1 Diversification of Assets
      3.2 Options, Commodities and Futures
      3.3 Pledging of Assets
      3.4 Margin Sales
      3.5 Short Sales
      3.6 Arbitrage Transactions
      3.7 Securities Owned by Certain Persons

      3.8 Loans

______________________________________________________________________

                            YOUR VOTE IS IMPORTANT!

      To avoid the expense of adjourning the meeting to a subsequent date,

              Please sign, date and return all proxies received in
                        the enclosed post-paid envelope.

      Please fold and detach card at perforation.  Return bottom portion only.

                             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith A. Tucker and Sharon K. Pappas, or either of them (or their substitutes), as attorneys and proxies of the undersigned with full power of substitution to represent and direct the voting interest of the undersigned held as of the record date at the Special Meeting of Shareholders on July 24, 1997, at 11:00 a.m. local time, at 6300 Lamar Avenue, Overland Park, Kansas 66202, and any adjournment(s) thereof, and revoking all proxies heretofore given, as designated on the reverse side of the card. As to any other matter, the attorneys and proxies shall be authorized to represent and direct the voting interest in accordance with their best judgment. This proxy shall remain in effect for a period of one year from its date. Receipt of the Proxy Statement is hereby acknowledged.

                              Dated:  __________________________, 1997


                              SIGN BELOW. Please sign exactly as your name appears hereon. If shares are registered in more that one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

                              ________________________________________
                              /                                      /
                              /                                      /
                              /                                      /
                              ________________________________________
                              Signature(s), Title(s), if applicable